UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 8, 2024

ABEONA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15771	83-0221517
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 Carnegie Ave, 4th Floor

Cleveland, OH 44103

(Address of principal executive offices) (Zip Code)

(646) 813-4701

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	ABEO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Loan and Security Agreement

On January 8, 2024 (the “Closing Date”), Abeona Therapeutics Inc., a Delaware corporation (“Abeona”) and its subsidiaries MacroChem Corporation, a Delaware corporation (“MacroChem”) and Abeona Therapeutics LLC, an Ohio corporation (“Abeona OH” and, together with Abeona and MacroChem, each individually, a “Company” and collectively, the “Companies”) entered into a Loan and Security Agreement (the “Agreement”) with Avenue Venture Opportunities Fund, L.P., a Delaware limited partnership, as administrative agent and collateral agent (“Avenue” and the “Agent”) and Avenue Venture Opportunities Fund II, L.P. , a Delaware limited partnership (“Avenue 2” and, together with Avenue, the “Lenders”). Also on January 8, 2024, the Companies entered into a Supplement to the Agreement (collectively with the Agreement, the “Loan Agreement”) with the Agent and the Lenders. The Loan Agreement provides for senior secured term loans (the “Loans”) in an aggregate principal amount up to $50 million, with (i) a committed tranche of $20 million advanced on the Closing Date (“Tranche 1”), (ii) a committed tranche of up to $10 million which may be advanced upon the request of the Company between June 30, 2024 and September 30, 2024, subject to the Company obtaining FDA approval of pz-cel in recessive dystrophic epidermolysis bullosa, with the issuance of a Priority Review Voucher (“Tranche 2”), and (iii) a discretionary tranche of up to $20 million which may be advanced between March 31, 2025 and March 31, 2026 (the “Discretionary Tranche”) provided at the discretion of the Lenders.

The Loans are due and payable on July 1, 2027 (the “Maturity Date”). The proceeds of the Loans are to be used for general corporate purposes.

The Loan principal is repayable in equal monthly installments beginning on April 8, 2025, with the possibility of deferring principal payments an additional nine to fifteen months contingent upon (i) the Company obtaining FDA approval of pz-cel in recessive dystrophic epidermolysis bullosa, with the issuance of a Priority Review Voucher and (ii) the Company raising $90 million of cumulative equity and/or non-dilutive capital subsequent to the Closing Date. The Loans bear interest at a rate per annum (subject to increase during an event of default) equal to the greater of (i) the prime rate, as published by the Wall Street Journal from time to time, plus 5.00% and (ii) 13.50%.

The Company may, subject to certain parameters, voluntarily prepay the Loans, in whole, at any time. If prepayment occurs on or before the one-year anniversary of the Closing Date, the Company is required to pay a prepayment fee equal to 3.00% of the principal amount of the Loans prepaid; if prepayment occurs after the one-year anniversary of the Closing Date and on or before the two-year anniversary of the Closing Date, the Company is required to pay a fee equal to 2.00% of the principal amount of the Loans; if prepayment occurs after the two-year anniversary of the Closing Date, the Company is required to pay a fee equal to 1.00% of the principal amount of the Loans. A final payment fee of 5.00% of the principal amount of the funded Tranche 1, Tranche 2 Loans and Discretionary Tranche Loans is also due upon the Maturity Date or any earlier date of prepayment.

The Company’s obligations under the Loan Agreement are secured by a pledge of substantially all of the Company’s assets.

Pursuant to the Loan Agreement, the Company is subject to a financial covenant requiring the Company to maintain at all times $5 million in unrestricted cash. The Loan Agreement also contains affirmative and negative covenants customary for financings of this type that, among other things, limit the ability of the Company and its subsidiaries to (i) incur additional debt, guarantees or liens; (ii) pay dividends; (iii) enter into certain change of control transactions; (iv) sell, transfer, lease, license, or otherwise dispose of certain assets; (v) make certain investments or loans; and (vi) engage in certain transactions with related persons, in each case, subject to certain exceptions.

The Loan Agreement also includes events of default customary for financings of this type, in certain cases subject to customary periods to cure, following which the Agent may accelerate all amounts outstanding under the Loans.

Pursuant to the Supplement, Avenue also has the right to convert up to $3 million of the outstanding principal of the Loans into shares of Company common stock (the “Conversion Right”) at a price per share equal to 120% of the exercise price of the Warrants (further discussed below) at any time while the Loans are outstanding, subject to certain terms and conditions, including ownership limitations.

In addition, subject to applicable law and specified provisions set forth in the Supplement and solely to the extent permitted under applicable stock exchange rules without requiring stockholder approval, the Lenders may participate in certain equity financing transactions of the Company in an aggregate amount of up to $1 million on the same terms, conditions and pricing offered by the Company to other investors participating in such financing transactions (such right, the “Participation Right”). The Participation Right automatically terminates upon the earliest of (i) July 1, 2027, (ii) such time that the Lenders have purchased $1 million of the Company’s equity securities in the aggregate pursuant to the Participation Right, and (iii) the repayment in full of all of the obligations under the Loan Agreement.

The foregoing description of the Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement and the Supplement, which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Warrants

On the Closing Date and pursuant to the funding of Tranche 1 of the Loan Agreement, the Company issued to each of Avenue and Avenue 2 (collectively, the “Warrantholders”) warrants to purchase up to $480,000 and $1,920,000 worth of shares, respectively, of Company common stock (each, a “Warrant” and collectively, the “Warrants”). The Warrants expire on January 8, 2029 (the “Expiration Date”) and have an exercise price per share equal to the lesser of (i) $4.75 and (ii) the price per share of the Company’s next bona fide round of equity financing before September 30, 2024 in which the Company sells or issues shares of its common stock, excluding certain excluded issuances as defined in the Supplement. In addition, upon a change of control where the per share price of the Company common stock is less than or equal to two times that of the exercise price, the Warrantholders would be entitled to receive the shares of common stock underlying the Warrant without payment of the exercise price.

The Warrantholders may exercise the Warrants at any time, or from time to time up to and including the Expiration Date, by making a cash payment equal to the exercise price multiplied by the quantity of shares. The Warrantholders may also exercise the Warrants on a cashless basis by receiving a net number of shares calculated pursuant to the formula set forth in the Warrants. The Warrants are subject to anti-dilution adjustments for stock dividends, stock splits, and reverse stock splits.

The foregoing description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the text of the Warrants, which are filed as Exhibit 4.1 and Exhibit 4.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 8.01. Other Events.

On the Closing Date, the Company issued a press release announcing the closing of the transactions contemplated by the Loan Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Warrant to Purchase Common Stock, by and between Abeona Therapeutics, Inc. and Avenue Venture Opportunities Fund, L.P., dated as of January 8, 2024.
4.2	Warrant to Purchase Common Stock, by and between Abeona Therapeutics, Inc. and Avenue Venture Opportunities Fund II, L.P., dated as of January 8, 2024.
10.1*	Loan and Security Agreement, by and among Abeona Therapeutics, Inc., MacroChem Corporation, Abeona Therapeutics LLC, Avenue Venture Opportunities Fund, L.P., as Agent, and Avenue Venture Opportunities Fund II, L.P., dated as of January 8, 2024.
10.2	Supplement to the Loan and Security Agreement, by and among Abeona Therapeutics, Inc., MacroChem Corporation, Abeona Therapeutics LLC, Avenue Venture Opportunities Fund, L.P., as Agent, and Avenue Venture Opportunities Fund II, L.P., dated as of January 8, 2024.
99.1	Press Release from Abeona Therapeutics, Inc., dated as of January 8, 2024.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

* Certain schedules and exhibits to this agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Abeona Therapeutics Inc.
(Registrant)

	By:	/s/ Joseph Vazzano
	Name:	Joseph Vazzano
	Title:	Chief Financial Officer
Date: January 8, 2024

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